CONTRIBUTION AND ASSIGNMENT AGREEMENT

This Contribution and Assignment Agreement (“Agreement”), effective as of March 14, 2016, is made and entered into by and between Global Medical REIT Inc., a Maryland corporation (the “Contributor”), and Global Medical REIT L.P., a Delaware limited partnership (the “OP”).

RECITALS

WHEREAS, the Contributor is the owner of 100% of the limited liability company interests (collectively, the “Contributed Interests”) in the entities listed on Exhibit A (the “Companies”); and

WHEREAS, the Contributor now desires to contribute and assign the Contributed Interests to the OP; and

WHEREAS, the OP desires to acquire and assume the Contributed Interests from the Contributor, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.

Contribution and Assignment of Contributed Interests. The Contributor hereby contributes, transfers, and assigns the Contributed Interests to the OP, and the OP hereby agrees to accept the contribution, assignment, and transfer of, and to assume, the Contributed Interests from the Contributor pursuant to the terms and conditions set forth in this Agreement.

2.

Admission. Contemporaneously with the assignment described in paragraph 1 of this Agreement, OP shall be admitted to the Companies as the sole member of each of the Companies with respect to the Contributed Interest and agrees to be bound by all the terms and conditions of the operating agreements of the Companies.

3.

Representations. Each party hereto hereby represents and warrants that, with respect to itself, each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement:

(a)

Such party is duly organized, validly existing and in good standing under its jurisdiction of organization, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by such party of its obligations under this Agreement require no further action or approval of its board of directors, board of managers, managing member, general partner, or any other governing body, individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such party.

(b)

Neither the entry into nor the performance of, or compliance with, this Agreement by such party has resulted, or will result, in any violation of, or default under, or has resulted, or will result, in the acceleration of, any obligation under any existing articles of incorporation, bylaws, operating agreements, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to such party.

(c)

All authorizations, consents, approvals, permits or licenses of, or filings with, any governmental or public body or authority, or any other person or entity required to authorize or complete, or required in connection with, the execution, delivery and performance of this Agreement or the transactions contemplated hereby on the part of such party have been obtained.

4.

Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto.

5.

Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

6.

Severability. If any term, covenant or condition of this Agreement, including without limitation the transfer by the Contributor to the OP of any of the interests that are the subject hereof, shall to any extent be deemed invalid or unenforceable, then the remainder of this Agreement, and the application of such term, covenant or condition, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law, including without limitation the transfer by the Contributor to the OP of all of the remaining interests enumerated herein.

7.

Further Acts and Assurances. The Contributor covenants to take any additional actions requested by the OP, including without limitation the execution and delivery of such additional agreements, certificates, instruments and other documents, in order to ensure that the contribution and assignment of the interests described herein is effected as of the time and date specified herein in accordance with the terms of this Agreement. In addition to the foregoing, the parties shall perform, execute and deliver or cause to be performed, executed and delivered any and all further acts, instruments and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

CONTRIBUTOR:

GLOBAL MEDICAL REIT INC., a Maryland corporation

By:	/s/ David Young
Name:	David Young
Title:	CEO

OP:

GLOBAL MEDICAL REIT L.P., a Delaware limited partnership

By:	Global Medical REIT GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ David Young
	Name:	David Young
	Title:	CEO of Global Medical REIT, Inc.
Sole Member of Global Medical REIT GP LLC

Exhibit A

100% of the limited liability company interest in GMR Plano, LLC, a Delaware limited liability company.

100% of the limited liability company interest in GMR Memphis, LLC, a Delaware limited liability company.